                                                                    EXHIBIT 99.3

                             INTERPOOL CAPITAL TRUST

                                OFFER TO EXCHANGE

                            9 7/8% SERIES B CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                           FOR ANY AND ALL OUTSTANDING

                            9 7/8% SERIES A CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


                                                             __________ __, 1997

TO SECURITIES DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:


         Interpool Capital Trust (the "Trust") is offering (the "Exchange Offer"), upon the terms and subject to the conditions of the enclosed Prospectus, dated ____________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 liquidation amount of its 9 7/8% Series B Capital Securities (the "Exchange Capital Securities"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 liquidation amount of its outstanding 9 7/8% Series A Capital Securities (the "Private Capital Securities"), of which $75,000,000 aggregate principal amount was issued and sold on January 27, 1997 in a transaction exempt from registration under the Securities Act and is outstanding on the date hereof. In addition, pursuant to the Exchange Offer, Interpool, Inc. (the "Company") is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Private Capital Securities (the "Private Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) all of its 9 7/8% Series B Junior Subordinated Deferrable Interest Debentures (the "Exchange Junior Subordinated Debentures") for a like principal amount of its 9 7/8% Series A Junior Subordinated Deferrable Interest Debentures (the "Private Junior Subordinated Debentures"). The Trust will accept for exchange any and all Private Capital Securities properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Of fer is subject to certain conditions described in the Prospectus.


         WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD PRIVATE CAPITAL SECURITIES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD PRIVATE CAPITAL SECURITIES REGISTERED IN THEIR OWN NAMES.


         Neither the Trust nor the Company will pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Private Capital Securities pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Private Capital Securities to the Trust or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.


         Enclosed are copies of the following documents:

         1. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Private Capital Securities registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

         2.    The Prospectus.

         3. The Letter of Transmittal for your use in connection with the tender of Private Capital Securities and for the information of your clients.

         4.    A form of Notice of Guaranteed Delivery.

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on [DAY], [DATE], 1997, unless the Exchange Offer is extended by the Trust. The time at which the Exchange Offer expires is referred to as the "Expiration Date." Tendered Private Capital Securities may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M. on the Expiration Date.

         To participate in the Exchange Offer, certificates for Private Capital Securities, or a timely confirmation of a book-entry transfer of such Private Capital Securities into the Exchange Agent's account at the Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

         If holders of the Private Capital Securities wish to tender, but it is impracticable for them to forward their Private Capital Securities prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures" and the Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the Exchange Agent, IBJ Schroder Bank & Trust Company, by calling (212) 858-2103, directing your inquiries to Reorganization Operations Dept.

                                                Very truly yours,


                                                INTERPOOL CAPITAL TRUST


NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE TRUST OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


                                      -2-